UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 19, 2011

Williams-Sonoma, Inc.

(Exact name of registrant as specified in its charter)

California	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Van Ness Avenue, San Francisco, California 94109
(Address of principal executive offices)
Registrant’s telephone number, including area code (415) 421-7900

                                                 N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On May 19, 2011, Williams-Sonoma, Inc. (the “Company”) issued a press release announcing the Company’s financial results for its first fiscal quarter ended May 1, 2011. A copy of the Company’s press release is attached as Exhibit 99.1. The attached exhibit is provided under Item 2.02 of Form 8-K and is furnished to, but not filed with, the Securities and Exchange Commission.

Item 8.01. Other Events

As previously disclosed, on January 3, 2011, pursuant to that certain Aircraft Lease Agreement (the “Lease Agreement”) by and between the Company and WHL Management LLC (the “Lessor”), the Company provided the Lessor with notice of its intent to exercise its option to purchase the aircraft at the end of the lease term, on May 16, 2011. Immediately prior to the end of the lease term, the Company assigned its right to purchase the aircraft to Wells Fargo Equipment Finance, Inc. (“Wells Fargo”). Williams-Sonoma Stores, Inc., a subsidiary of the Company, then entered into a Master Lease Agreement (the “Master Lease”) with Wells Fargo to lease the aircraft. The Master Lease has a commencement date of May 16, 2011, and a term of 10 years. The Master Lease had been guaranteed by the Company.

Item 9.01. Financial Statements and Exhibits

(d)	List of Exhibits:

99.1	Press Release dated May 19, 2011 titled Williams-Sonoma, Inc. Announces Record First Quarter 2011 Results and Raises Financial Guidance for Fiscal Year 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: May 19, 2011	By:	/s/ Sharon L. McCollam
Sharon L. McCollam Executive Vice President, Chief Operating and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated May 19, 2011 titled Williams-Sonoma, Inc. Announces Record First Quarter 2011 Results and Raises Financial Guidance for Fiscal Year 2011

4